Exhibit 99.1

FORM OF PROXY

TUMBLEWEED COMMUNICATIONS CORP.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON June 23, 2003

The undersigned hereby appoints Eric C. Schlezinger and Bernard J. Cassidy, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of stock of Tumbleweed Communications Corp. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Tumbleweed Communications Corp. (the “Company”) to be held at the Company’s corporate offices located at 700 Saginaw Drive, Redwood City, California, on June 23,, 2003 at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

Unless a contrary direction is indicated, this Proxy will be voted for Proposal 1 and for all nominees listed in Proposal 2 and for Proposal 3 as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

TUMBLEWEED

COMMUNICATIONS CORP.

C/O EQUISERVE

P.O. BOX 43068

PROVIDENCE, RI 02940

☒	Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1.	To authorize the issuance of common stock of Tumbleweed Communications Corp. pursuant to the Agreement and Plan of Reorganization and Merger, dated as of February 18, 2003 by and between Tumbleweed Communications Corp., Velocity Acquisition Sub, Inc. and Valicert, Inc.

☐ FOR	☐ AGAINST	☐ ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTORS LISTED BELOW.

2.	Election of Directors.

☐ FOR ALL NOMINEES	☐ WITHHELD FROM ALL NOMINEES

☐

FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

Nominees:    (01) Jeffrey C. Smith and    (02) Kenneth R. Klein

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

3.	To ratify selection of KPMG LLP as independent auditors of the Company for its fiscal year ending December 31, 2003.

☐ FOR	☐ AGAINST	☐ ABSTAIN

☐    MARK HERE IF YOU PLAN TO ATTEND THE MEETING

☐    MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, sign, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Signature(s):	Date: